Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

to

Tender Shares of Common Stock

of

Metromedia International Group, Inc.

to

CaucusCom Mergerco Corp.

a wholly owned subsidiary of

CaucusCom Ventures L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT,

NEW YORK CITY TIME, ON AUGUST 14, 2007, UNLESS THE OFFER IS EXTENDED.

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, par value, $0.01 per share (the “Shares”) of Metromedia International Group, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to Mellon Investor Services LLC (the “Depositary”) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated July 18, 2007 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

Mellon Investor Services LLC

By Mail:	By Overnight Courier or By Hand:
BNY Mellon Shareholder Services PO Box 3448 South Hackensack, NJ 07606 Attn: Corporate Action Dept., 27th Floor	BNY Mellon Shareholder Services 480 Washington Boulevard Jersey City, NJ 07310 Attn: Corporate Action Dept., 27th Floor

By Facsimile Transmission:

(For Eligible Institutions Only)

(201) 680-4626

To Confirm Facsimile Only:

(201) 680-4860

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to CaucusCom Mergerco Corp. (“Purchaser”), a Delaware corporation, and a wholly owned subsidiary of CaucusCom Ventures L.P. (“Parent”), a British Virgin Islands limited partnership, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated July 18, 2007 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase.

Number of Common Shares:

Certificate Nos. (if available):

Check box if Common Shares will be tendered by book-entry transfer:   ☐

Account Number:

Dated:  _____ 200

Name(s) of Record Holder(s):

(Please Print)

Address(es):

                                                                                                                                                                    (Zip Code)

Area Code and Tel. No.:

Signature(s):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Common Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Common Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

(Please Print)

Address:

                                                                                                                                                         Zip Code

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE
CERTIFICATES MUST BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL

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